Exhibit 99.1

Date:	October 20, 2017	NEWS RELEASE

Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000

Hubbell Incorporated Declares 10% Dividend Increase and New Share Repurchase Program

SHELTON, CT. (October 20, 2017) - The Board of Directors of Hubbell Incorporated (NYSE: HUBB) today declared a 10% increase in the common stock dividend rate. The new annual payment of $3.08 per share, or $0.77 per quarter, compares to the former rate of $2.80 or $0.70 per quarter. The dividend will be paid on December 15, 2017 to shareholders of record on November 30, 2017.
Additionally, the Board of Directors approved a new share repurchase authorization of up to $400 million. This new program is set to expire in October 2020.
Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. With 2016 revenues of $3.5 billion, Hubbell Incorporated operates manufacturing facilities in the United States and around the world. The corporate headquarters is located in Shelton, CT.

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Contact:

Steve Beers
Hubbell Incorporated
40 Waterview Drive
P.O. Box 1000
Shelton, CT 06484
(475) 882-4000